UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 27, 2017

HOPE BANCORP, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-50245	95-4849715
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

3200 Wilshire Blvd, Suite 1400, Los Angeles, CA	90010
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (213) 639-1700.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On April 27, 2017, the board of directors of the Hope Bancorp, Inc. (the “Company”) and its wholly-owned subsidiary, Bank of Hope (the “Bank”) approved the appointment, effective May 15, 2017, of David Malone, age 66, to the position of Senior Executive Vice President and Chief Operating Officer of the Bank. Prior to this appointment, Mr. Malone served as a member of the board of directors of the Company and the Bank since May 20, 2014, serving as the Chairman of the Board of the Bank from June 26, 2014 until the consummation of the merger of Wilshire Bancorp, Inc. with and into BBCN Bancorp, Inc. and Wilshire Bank with and into BBCN Bank. Before joining BBCN Bancorp and BBCN Bank, Mr. Malone completed a15-year tenure at Community Bank in Pasadena, California, where he served as Chairman of the Board in 2013, President and Chief Executive Officer from 2008 to 2013, and Chief Operating Officer and Chief Financial Officer from 1998 to 2008. Mr. Malone does not have any family relationships, and is not involved in any related party transactions that are required to be disclosed herein pursuant to applicable SEC statutes, rules or regulations. In his capacity as Senior Executive Vice President and Chief Operating Officer of the Bank, Mr. Malone will receive an annual salary of $450,000, will be eligible to receive an annual cash bonus in the discretion of the Human Resources and Compensation Committee of the board of directors of the Company (the “Committee”), will be entitled to four (4) weeks of paid vacation per calendar year, as well as perquisites and benefit plans available to other executive employees of the Company, and reimbursement of reasonable business-related expenses. A copy of the April 28, 2017 press release announcing Mr. Malone’s appointment is furnished herewith as Exhibit 99.1.

On April 27, 2017, the Company and the Bank entered into a Second Amended and Restated Employment Agreement (the “Agreement”), effective as of April 1, 2017, with Mr. Kevin S. Kim with respect to his service as the Chief Executive Officer and President of both the Company and the Bank.  The agreement replaces Mr. Kim’s existing employment agreement entered into with the Company on July 11, 2014.

Mr. Kim will be employed as the Chief Executive Officer and President of the Company and the Bank during the term of the Agreement and will report in such capacities to the boards of directors of the Company and the Bank, respectively.  Mr. Kim has agreed that he will serve as a director of the Company and the Bank during the term of the Agreement and the Company has agreed that it will use all reasonable efforts to cause Mr. Kim to be nominated for reelection as a director during such term.   The Agreement has an initial term of five years, commencing as of April 1, 2017 (the “Commencement Date”), which term is subject to annual twelve-month extensions unless the Company or Mr. Kim gives a notice of non-renewal to the other not less than 60 days prior to the end of the initial term or the relevant renewal term, and provided that the term may not be extended beyond March 31, 2024.  The Agreement specifies that Mr. Kim’s employment is to be “at will,” meaning that either he or the Company may terminate his employment, in the case of the Company, effective immediately for Cause or effective following thirty (30) days prior written notice without Cause, and in the case of Mr. Kim, on 90 days’ prior written notice, given at any time, and with or without any specified reason.  The Agreement provides for certain payments to Mr. Kim, described below, upon termination of his employment.

Mr. Kim will receive an annual base salary at an initial rate of $840,000 per year, which is referred to as his “Annual Base Salary.”  The initial annual rate of salary may be adjusted at the discretion of the Company’s board of directors based on annual reviews required by the Agreement.  Any such adjusted annual rate of salary will thereafter be Mr. Kim’s Annual Base Salary.  The Agreement also provides for annual cash bonuses, which may be based on individual and/or Company-related performance objectives, each of which shall be determined in good faith by the Committee of the Company’s board of directors.  The annual target bonus opportunity will equal seventy-five percent (75%) of Mr. Kim’s Annual Base Salary in effect when the bonus terms for any given year are approved, and the actual annual bonus earned may be greater or less than the target bonus opportunity depending on the level of achievement of the goals set by the Committee. Mr. Kim must receive at least an “Acceptable” overall rating in his annual evaluation to be entitled to payment of any annual bonus for the year in question.  In addition, Mr. Kim will be entitled to four (4) weeks of paid vacation per calendar year, the exclusive use of an automobile of such type and quality as the Company’s board deems reasonable, reimbursement of the cost of monthly membership fees and dues at a specified social club and a specified country club, perquisites and benefit plans available to other executive employees of the Company, and reimbursement of reasonable business-related expenses.

Pursuant to the Agreement, Mr. Kim will receive annual grants of equity based incentive awards with aggregate grant date fair values equal to at least one hundred and twenty-five percent (125%) of Mr. Kim’s Annual Base Salary in effect when the equity awards are granted. The forms and terms of the equity awards will be determined by the Committee.  The Agreement acknowledges that the Company previously adopted and implemented a Long Term Incentive Plan for Mr. Kim.  The Agreement further provides that if the Company adopts and implements a supplemental executive retirement plan (“SERP”) during the term of the Agreement, the Company may, in its discretion, adopt and implement a SERP for Mr. Kim.

The Agreement provides that upon termination of Mr. Kim’s employment for any reason he will be entitled to receive, to the extent not previously paid, all salary earned or accrued through the date of termination, all annual bonuses earned for calendar years completed prior to the date of termination, reimbursement for reasonable and necessary business expenses incurred by him through the date of termination and any other payments and benefits to which he is entitled under applicable compensation arrangements or benefit plans, such as accrued vacation pay, but not including any severance payment provided for in the Company’s severance policies applicable to its salaried employees generally.  In addition, if Mr. Kim’s employment has not been terminated by the Company for Cause or by Mr. Kim without Good Reason (as both terms are defined in the Agreement), Mr. Kim shall be paid an amount equal to a pro rata portion of his annual bonus for the portion of the year completed up to the effective date of his termination, which pro rata portion will be based on actual performance through the entire year and calculated as if Mr. Kim had remained employed.  The foregoing amounts are collectively referred to in the Agreement as the “Accrued Benefits.”

If Mr. Kim’s employment is terminated by the Company without Cause or by Mr. Kim with Good Reason before a Change in Control of the Company (as defined in the Agreement), he will be entitled to receive, in addition to the Accrued Benefits, severance pay equal to one hundred and fifty percent (150%) of his then current Annual Base Salary payable in a lump-sum within thirty (30) days after the termination date.  In addition, all unvested awards granted to Mr. Kim pursuant to the Equity Incentive Plan as provided in the Agreement or otherwise will vest; provided that all awards intended to qualify as performance-based compensation for purposes of Internal Revenue Code Section 162(m) shall remain subject to the applicable performance conditions and will vest only to the extent the performance conditions are satisfied. If the Company has adopted a SERP for Mr. Kim, all amounts and other benefits provided to Mr. Kim under the SERP that have accrued as of the date immediately preceding the date of his termination, are subject only to time-based vesting requirements as of the date immediately preceding the date of termination, and are unvested as of that date will automatically become fully vested.

If Mr. Kim’s termination of employment by the Company without Cause or by Mr. Kim with Good Reason occurs within one year after a Change in Control of the Company, Mr. Kim will be entitled to receive the foregoing amounts and benefits, except that the severance payment will be equal to two hundred and fifty percent (250%) of his then current Annual Base Salary.

The amounts payable to Mr. Kim upon termination of employment will be subject to certain limitations intended to result in such payments not being subject to the penalties imposed on “golden parachute” payments or on certain “nonqualified deferred compensation” pursuant to the Internal Revenue Code.  In addition, Mr. Kim’s entitlement to such amounts will be subject to the requirement that he execute a release of all claims against the Company, the Bank and certain related persons arising out of or relating to his employment, the Agreement, his compensation, the circumstances of his termination and other specified matters.  The release document also includes a release of certain types of claims by the Company and includes exceptions for certain types of claims that may be made by Mr. Kim, including but not limited to claims for indemnification with respect to his acts as an officer or director of the Company, and retirement or other benefit plan entitlements. Furthermore, certain “golden parachute” and indemnification payments to be made to Mr. Kim pursuant to the Agreement or otherwise are subject to and conditioned upon compliance with 12 U.S.C. Section 1828(k) and any regulations promulgated thereunder, including 12 C.F.R. Part 359. Finally, the Company is entitled to offset against any severance payable to Mr. Kim any undisputed amounts owed to the Company by Mr. Kim; provided that no amount that constitutes “nonqualified deferred compensation” within the meaning of Section 409A of the Internal Revenue Code may be subject to offset by any other amount unless otherwise permitted by Section 409A.

The Agreement provides that the Company may, subject to the discretion and approval of the boards of directors of the Company and the Bank, as applicable, and to the extent permitted by governing law, require the reimbursement (with interest) or cancellation of any bonus or other incentive compensation, including stock-based compensation, awarded to Mr. Kim if all of the following factors are present: (a) the award was predicated upon achievement of financial results that were subsequently the subject of a material restatement, (b) the board of directors of the Company or the Bank, as applicable, determines the Mr. Kim has engaged in fraud or intentional misconduct that was a substantial contributing cause to the need for the restatement, and (c) a lower award would have been made to Mr. Kim based upon the restated financial results.  The Agreement further provides that in no event shall the total compensation paid upon departure of Mr. Kim from the Company be in an amount that exceeds the level of compensation that applicable bank regulatory authorities consider to constitute safe and sound at the time of such payment, taking into account applicable laws, regulations and regulatory guidance.

The Agreement includes provisions requiring Mr. Kim to maintain the confidentiality of confidential and proprietary information of the Company, as defined in Company policies, and to use such information only for permitted purposes.  Mr. Kim has also agreed that during the term of the Agreement and until the first anniversary of the date of termination of his employment he will not solicit any employee of the Company or any individual employed by the Company within six (6) months of Mr. Kim’s date of termination for the purpose of inducing the employee to leave the employ of the Company.

Also on April 27, 2017, the board of directors of the Company and the Bank approved the appointment, effective May 1, 2017, of Alex Ko, age 50, to the position of Executive Vice President and Chief Financial Officer of the Bank. Prior to this appointment, Mr. Ko served as the Executive Vice President, Chief Financial Strategist and Deputy Chief Financial Officer of the Company, and prior to the consummation of the merger of Wilshire Bancorp, Inc. with and into BBCN Bancorp, Inc. and Wilshire Bank with and into BBCN Bank, Mr. Ko served as the Executive Vice President and Chief Financial Officer of Wilshire Bancorp and Wilshire Bank. Mr. Ko does not have any family relationships, and is not involved in any related party transactions that are required to be disclosed herein pursuant to applicable SEC statutes, rules or regulations. Other than the change in Mr. Ko’s position reported herein, there are no changes to any of the material terms of Mr. Ko’s employment relationship with the Company or the Bank.

Concurrent with the effectiveness of Mr. Ko’s appointment as Executive Vice President and Chief Financial Officer of the Bank, Douglas Goddard stepped down from his position as the Chief Financial Officer of the Bank. Mr. Goddard will continue in his role as the Chief Financial Officer of the Company.

Finally, as discussed in greater detail in the press release, dated May 3, 2017, which is furnished herewith as Exhibit 99.2, as part of certain changes to the organizational leadership structure of the Company, four new positions have been created to perform the duties and responsibilities previously performed by the Head of Community Banking. Effective May 1, 2017, as approved by the board of directors of the Company on April 27, 2017, Kyu Kim, who previously held the Head of Community Banking position, was appointed Senior Executive Vice President and Regional President of the Eastern Region. The remainder of the duties and responsibilities previously performed by the Head of Community Banking will be performed by David Song, the newly appointed Executive Vice President and Chief Lending Officer, Jason Kim, the newly appointed Executive Vice President and Chief Commercial Banking Officer and David W. Kim, the newly appointed Executive Vice President and Chief Retail Banking Officer. Certain other appointments approved by the board of directors of the Company on April 27, 2017, and effective May 1, 2017, are noted in the press release, dated May 3, 2017, which is furnished herewith as Exhibit 99.2.

The information included in this report pursuant to Item 5.02 of Form 8-K (including Exhibit 99.1 and Exhibit 99.2) shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

Exhibit No.         Description of Exhibit

99.1	News release dated April 28, 2017 announcing the appointment of David P. Malone as Senior Executive Vice President and Chief Operating Officer.

99.2	News release dated May 3, 2017 announcing the extension of President and Chief Executive Officer Kevin S. Kim’s employment agreement and enhanced organizational leadership structure.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hope Bancorp, Inc.

Date: May 3, 2017	/s/ Kevin S. Kim
Kevin S. Kim
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.         Description of Exhibit

99.1	News release dated April 28, 2017 announcing the appointment of David P. Malone as Senior Executive Vice President and Chief Operating Officer.

99.2	News release dated May 3, 2017 announcing the extension of President and Chief Executive Officer Kevin S. Kim’s employment agreement and enhanced organizational leadership structure.